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                                                                    Exhibit 10.9


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO FALCON ENTERTAINMENT CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                             SECURED PROMISSORY NOTE

$700,000                                                         October 3, 2000


        FOR VALUE RECEIVED, subject to the terms and conditions set forth below, Falcon Entertainment Corp., a Delaware corporation (the "COMPANY" or the "MAKER"), hereby promises to pay to the order of JAMES FALLACARO or CORINNE FALLACARO (each, a "HOLDER") on demand (the "MATURITY DATE"), the principal amount of SEVEN HUNDRED THOUSAND DOLLARS ($700,000) (the "NOTE") plus all accrued interest in arrears from and including the date hereof on the principal balance from time to time outstanding, compounded daily, at a rate per annum equal to ten percent (10%). This Note may be prepaid in whole or in part, at any time or from time to time, without premium or penalty. Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. Notwithstanding any other provision of this Note to the contrary, neither Holder intends to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder. All payments received by any Holder hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal.

         The payment of principal and interest will be made by check, wire transfer, or such other means as either Holder shall agree, in immediately available United States funds sent to a Holder at the address furnished to the Company for that purpose.

         This Note will be registered on the books of the Company or its agent as to principal and interest. Any transfer of this Note will be effected only by surrender of this Note to the Company and reissuance of a new note to the transferee.

         Payment of this Note is secured by a security interest in all assets of the Maker and each of its affiliates and subsidiaries pursuant to a Security Agreement of even date herewith between the Maker and the Holders.

         1. EVENTS OF DEFAULT. The outstanding principal and accrued interest on this Note shall, at the option of either Holder hereof, become due and payable without notice or demand, upon the happening of any one of the following specified events:

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         (a) failure to pay any amount as herein set forth;

         (b) default in the performance by the Company of any other obligation to either Holder, which default is not cured within thirty (30) days after written notice of such default from either Holder;

         (c) insolvency (however evidenced) or the commission of any act of insolvency;

         (d) the making of a general assignment for the benefit of creditors;

         (e) the filing of any petition or the commencement of any proceeding by the Company or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions;

         (f) the filing of any petition or the commencement of any proceeding against the Company or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days;

         (g) suspension of the transaction of the usual business of the Company;

         (h) the past or future making of a false representation or warranty by the Company in connection with this Note; or

         (i) any acquisition of the Company, whether by merger, sale of assets or other transaction without first providing the Holders at least 10 calendar days prior written notice.

         2. EXPENSES OF COLLECTION. The Company agrees to pay the Holders' reasonable costs in collecting and enforcing this Note, including reasonable attorney's fees.

         3. WAIVER OR AMENDMENT. No waiver of any obligation of the Company under this Note or any amendment to this Note shall be effective without the written consent of either Holder hereof. A waiver by either Holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

         4. NOTICE. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows:

                  If to the Company, at

                  Falcon Entertainment Corp.


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                  675 Third Avenue, 12th Floor
                  New York, NY 10017
                  Attn:  Anthony Escamilla
                  If to either Holder, at

                  71 Great Pasture Road
                  Redding, CT 06896

or, in each case, to the most recent address, specified by written notice, given to the sender pursuant to this Section 5.

         5. WAIVER BY COMPANY. The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by either Holder hereof with respect to the time of payment or any other provision hereof.

         6. SEVERABILITY. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

        7. GOVERNING LAW. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                                            FALCON ENTERTAINMENT CORP.

                                            By: /S/ ANTHONY ESCAMILLA
                                                ----------------------------
                                                Anthony Escamilla
                                                Executive Vice President

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